UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 29, 2008

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure

On September 2, 2008, the Company issued a press release reporting the matters described in Item 8.01 herein.  A copy of the press release is attached hereto as Exhibit 99.

Item 8.01                     Other Information

Update Regarding Status of George Foreman Enterprises Litigation

Z Trim Holdings, Inc. (Amex: ZTM), announced today an update with respect to its ongoing litigation with George Foreman Enterprises.  The parties have settled all outstanding litigation on amicable terms.  Pursuant to the Agreement, both Parties are obligated to dismiss with prejudice all existing claims between them, in both the Federal and State courts after Z-Trim satisfies all of its obligations in the Agreement.  Z Trim is obligated to pay to George Foreman Enterprises a total sum of $300,000 with $150,000 payable on September 3, 2008, and three additional payments of $50,000 each on January 1, 2009, February 1, 2009 and March 1, 2009, respectively.  Z Trim has further agreed to issue to George Foreman Enterprises a total of three million shares of the Company's common stock, and to register such shares on a best efforts basis.  All other obligations between the parties have been mutually resolved and neither party has admitted wrong-doing or liability of any kind.

Item 9.01.                    Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

99	Press Release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

September 2, 2008	By:	/s/ Steven J. Cohen
Steven J. Cohen
President

INDEX TO EXHIBITS

No.	Description

99	Press Release dated September 2, 2008, 2008

4